Exhibit 99.1

Aspen Aerogels, Inc. Reports First Quarter 2017 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., May 4, 2017 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for the first quarter of 2017, which ended March 31, 2017, and discussed business developments during the quarter.

Total revenue for the first quarter was $23.0 million compared to $32.8 million in the first quarter last year. First quarter net loss was $9.1 million compared to net loss of $1.8 million in the first quarter of 2016. Net loss per share for the first quarter was $0.39 compared to net loss of $0.08 per share in the first quarter of 2016.

Adjusted EBITDA for the first quarter was $(5.1) million compared to $2.0 million in the first quarter of 2016. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Net loss and Adjusted EBITDA included legal and related expenses associated with Aspen Aerogels’ ongoing patent enforcement actions of $2.7 million during the first quarter of 2017 compared to $0.2 million in the first quarter last year.

First Quarter 2017 Business Developments

“As expected, our first quarter performance reflected the impact of constrained capital investment and low activity levels in the global energy markets. Continued softness in our downstream and subsea businesses, in combination with the conclusion of shipments to the South Asia petrochemical project, resulted in much of the decrease in total revenue during the quarter. This decrease in total revenue and an increase in expense associated with our patent enforcement actions led to the decline in net income and Adjusted EBITDA,” said Don Young, President and CEO of Aspen Aerogels.

“We made solid progress during the first quarter with our efforts to diversify our markets and expand the reach of our aerogel technology platform. We saw strong activity in the district energy and LNG markets and remain on track to introduce products optimized for the power market in the second half of 2017. We remain focused on creating commercial momentum during the remainder of the year with market share gains in our core and adjacent markets,” continued Mr. Young.

“We also remain committed to sustaining our investment in new aerogel technologies, innovative products, and strategic partnerships to drive long-term growth in a diversified set of markets. During the quarter, we continued work on our joint development initiatives with BASF focused on the building materials market. We see our efforts with BASF as a blueprint for additional partnerships with world class companies to expand the markets served by our aerogel technology platform. We believe these product and market development efforts and strategic partnerships will position Aspen for strong long-term growth,” concluded Mr. Young.

2017 Financial Outlook

Aspen Aerogels confirms its 2017 full year outlook:

•	Total revenue is expected to range between $102 million and $112 million

•	Net loss is expected to range between $18.2 million and $21.2 million

•	Adjusted EBITDA is expected to range between $(2.0) million and $(5.4) million

•	Net loss per share is expected to range between $0.78 and $0.91

Our 2017 outlook also assumes depreciation and amortization of between $10.6 million and $10.8 million, stock-based compensation expense of between $5.0 million and $5.2 million, interest and other expense of $0.2 million, and weighted average shares outstanding of 23.4 million for the full year. In addition, our 2017 outlook reflects an expected $3.9 million to $4.4 million of costs and expenses associated with our ongoing patent enforcement actions.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for this 2017 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2017 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss first quarter 2017 results and business developments will be webcast at 5:00 pm EDT on May 4, 2017. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, you may call 877-201-0168 (toll free, U.S. & Canada only) conference ID “8175016” or +1 647-788-4901 (international) conference ID “8175016” to listen to the live webcast.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”).  The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Investor Relations Contact:

Shawn Severson

EnergyTech Investor, LLC

Phone: (415) 233-7094

shawn@energytechinvestor.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2017 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels' current expectations, estimates and projections regarding Aspen Aerogels' business, operations and other factors relating thereto, including with respect to the 2017 Financial Outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, Adjusted EBITDA, GAAP EPS, cash balances and related variations or trends; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about current or future trends in the energy or other markets, and the impact of these trends on Aspen Aerogels’ business; beliefs about Aspen Aerogels’ market diversification and technology strategy and implementation; beliefs about growth opportunities in the LNG and District Energy markets; beliefs about Aspen Aerogels’ ability and timeframe to develop, introduce and sell products optimized for the power market; beliefs about Aspen

Aerogels’ strategic partnership with BASF, including the potential for the joint development agreement to create new product and market opportunities; beliefs about Aspen Aerogels’ ability to form partnerships with market leaders to assist in Aspen Aerogel’s market diversification and growth strategy; expected adoption rates or revenue growth in the LNG and district energy markets; future operating performance on an annual or other basis; accounting and other assumptions involved in arriving at the expectations; and expectations about the cost, timing or success of Aspen Aerogels’ patent enforcement actions and defense of challenges to the validity of its patents. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following:  any delay, failure or inability to timely develop or introduce a product optimized for the power market; any inability by Aspen Aerogels and/or BASF to achieve the goals of the strategic partnership, and an inability to create new product and market opportunities, including in the building materials market; any sustained downturn in the energy industry or energy prices; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen Aerogels’ strategy; the failure of our products to become widely adopted; lack of wide adoption in LNG or district energy markets; the competition Aspen Aerogels faces in its business; any failure to enforce any of Aspen Aerogels’ patents, including pursuant to any finding of invalidity of any patent in any jurisdiction; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials, utilities or any other manufacturing consumable; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and filed with the Securities and Exchange Commission (“SEC”) on March 2, 2017, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$11,228	$18,086
Accounts receivable, net	17,248	17,535
Inventories	15,132	12,868
Prepaid expenses and other current assets	1,192	1,697
Total current assets	44,800	50,186
Property, plant and equipment, net	82,719	84,394
Other assets	97	89
Total assets	$127,616	$134,669
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,169	$13,065
Accrued expenses	4,112	3,987
Deferred revenue	789	1,043
Other current liabilities	20	35
Total current liabilities	19,090	18,130
Other long-term liabilities	1,082	975
Total liabilities	20,172	19,105
Stockholders’ equity:
Total stockholders’ equity	107,444	115,564
Total liabilities and stockholders’ equity	$127,616	$134,669

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2017	2016
Revenue:
Product	$22,326	$32,286
Research services	676	535
Total revenue	23,002	32,821
Cost of revenue:
Product	20,470	25,992
Research services	311	302
Gross profit	2,221	6,527
Operating expenses:
Research and development	1,576	1,310
Sales and marketing	3,110	3,062
General and administrative	6,587	3,913
Total operating expenses	11,273	8,285
Loss from operations	(9,052)	(1,758)
Interest expense, net	(26)	(39)
Total interest expense, net	(26)	(39)
Net loss	$(9,078)	$(1,797)
Net loss per share:
Basic and diluted	$(0.39)	$(0.08)
Weighted-average common shares outstanding:
Basic and diluted	23,257,541	23,063,471

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended
	March 31,
	2017	2016
	(amounts in thousands)

Product shipments in square feet	8,273	11,846

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated May 4, 2017 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three months ended March 31, 2017 and 2016:

	Three Months Ended
	March 31,
	2017	2016
	(In thousands)
Net loss	$(9,078)	$(1,797)
Depreciation and amortization	2,676	2,410
Stock-based compensation	1,244	1,370
Interest expense	26	39
Adjusted EBITDA	$(5,132)	$2,022

For the 2017 full year financial outlook:

	Year ending
	December 31, 2017
	Low	High
	(amounts in thousands)
Net loss	$(21,200)	$(18,200)

Depreciation and amortization	10,600	10,800
Stock-based compensation	5,000	5,200
Interest expense, net	200	200
Adjusted EBITDA	$(5,400)	$(2,000)